July 16, 2015

Registrant	 Pioneer ILS Interval Fund
File No.	 811-22987
Form		 N-CSR/A
Original
Filing Date	 6/26/15
Amended
Filing Date	 7/16/15
Explanation

The Registrant amended the Form
N-CSR for the period ended April
30, 2015 to correct the following
two issues:

1.In the chart in the Notes
to Financial Statements
Note 4 (page 28), the
NAV on Repurchase
Pricing Date was
inadvertently missing.
The NAV at May 15,
2015, was $10.17.

2.The How to Contact
Pioneer page (inside
back cover) has been
revised to reflect
contact information for
DST Systems, Inc.
(DST) instead of
American Stock
Transfer & Trust
Company (AST).